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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 of 15(d) of
                        The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): September 6, 2001

                            IRON MOUNTAIN INCORPORATED

                            --------------------------
            (Exact name of registrant as specified in its charter)

           PENNSYLVANIA           1-13045           23-2588479

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  State or other jurisdiction    (Commission       (IRS Employer
       of incorporation)         File Number)      Identification No.)

                              745 Atlantic Avenue
                         Boston, Massachusetts 02111

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          (Address of principal executive offices, including zip code)

                                 (617) 535-4766

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             (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-54030) on Form S-3, filed on January 19, 2001 and Amendment No. 1 thereto, filed on January 29, 2001 (as amended, the "Registration Statement"), and related base prospectus (the "Prospectus") for the registration pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $500,000,000 in securities of the Company. On January 31, 2001, the Commission declared the Registration Statement, as amended, effective.

         On March 28, 2001, the Company filed a supplement to the Prospectus, dated March 27, 2001 (the "1st Prospectus Supplement"), relating to the issuance of and sale of $225,000,000 of 8 5/8% Senior Subordinated Notes due 2013 (the "March Debt Issuance"), with the Commission. In connection with the filing of the 1st Prospectus Supplement with the Commission, the Company filed a Current Report on Form 8-K dated March 23, 2001 with pro forma information as well as certain exhibits. The Company also filed a second Current Report on Form 8-K dated April 3, 2001 with additional information.

         On September 6, 2001, the Company announced the pricing of an underwritten public offering of an additional $210,000,000 in aggregate principal amount of its 8 5/8% Senior Subordinated Notes due 2013 (the "September Debt Offering"). The offered notes are identical in all respects to, and will be treated as a single class with, the $225,000,000 of existing 8 5/8% Senior Subordinated Notes issued in April 2001. The Company intends to use the net proceeds from the offering to fund its offer to purchase and consent solicitation relating to its outstanding 10 1/8% Senior Subordinated

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Notes due 2006 (the "10 1/8% Notes"), or to otherwise redeem the 10 1/8%
Notes, as well as to repay outstanding borrowings under the Company's revolving credit facility and for general corporate purposes, including future acquisitions. Copies of the Company's press releases regarding these events are being filed as exhibits to this report.

         The public debt offering will be made only by means of a prospectus supplement. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

         The tender offer and related consent solicitation will be made only by means of the Company's Offer to Purchase and Consent Solicitation Statement dated September 5, 2001 and related materials. This Form 8-K shall not constitute an offer to purchase or a consent solicitation with regard to the 10 1/8% Notes. The 10 1/8% Notes will be tendered at a price of 105.24%. The Company is filing certain exhibits as part of this Form 8-K. See "Item 7. Financial Statements, Pro Forma Financial Information and Exhibits."

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b) Pro Forma Financial Information

         The primary purpose of this Form 8-K is to update previously filed pro forma information for the year ended December 31, 2000 and file pro forma information for the six months ended June 30, 2001. The pro forma information presented below was prepared as if the March Debt Issuance, September Debt Offering and the redemption of the 10 1/8 Notes and the 11 1/8 Notes (as defined below) had occurred on January 1, 2000.

SIX MONTHS ENDED JUNE 30, 2001

         The historical statement of operations for the six months ended June 30, 2001, previously filed in the Company's Form 10-Q for the quarter ended June 30, 2001, does not include the pro forma impact of the March Debt Issuance and the September Debt Offering. If the Company successfully completes the September Debt Offering, the Company intends to use the net proceeds to fund the offer to purchase and consent solicitation relating to the Company's 10 1/8% Notes or to otherwise redeem the 10 1/8% Notes, as well as to repay outstanding borrowings under the Company's revolving credit facility and for general corporate purposes. The impact on the historical statement of operations as of June 30, 2001 of the September Debt Offering, assuming (a) an offering price of 101.50% of the principal amount of the notes issued in connection with the September Debt Offering; and (b) the Company retires all of the 10 1/8% Notes, would be a decrease in interest expense and net loss before extraordinary item of $0.3 million and $0.2 million, respectively. The impact on the Company's balance sheet as of June 30, 2001 would be an increase in cash of $30.7 million, a net increase in deferred financing costs of $0.9 million, a net increase in long-term debt of $48.2 million and a net decrease in shareholders' equity of $7.3 million.

         In addition, the Company would record, in the quarter in which the tender offer and consent solicitation was completed, an extraordinary charge of $7.3 million (after a tax benefit of approximately $5.0 million) from the early retirement of debt. This pretax extraordinary charge of $12.3 million would consist of a redemption premium of $8.6 million, a write-off of deferred financing costs related to the 10 1/8% Notes of $3.3 million and $0.4 million of transaction costs.

         The cumulative pro forma impact on the historical statement of operations as of June 30, 2001 of the Company's March Debt Issuance and September Debt Offering, assuming (a) an offering price of 101.50% of the principal amount of the notes issued in connection with the September Debt Offering; (b) the Company retires all of the 10 1/8% Notes; (c) the Company's redemption of all 11 1/8% Senior Subordinated Notes due 2006 (the "11 1/8% Notes"); and (d) the Company repays the revolving credit facility with the net proceeds of the March Debt Issuance, would be a decrease in interest expense and net loss before extraordinary item of $0.2 million and $0.1 million, respectively. The impact on the Company's balance sheet as of June 30, 2001 would be an increase in cash of $24.7 million, a net increase in deferred financing costs of $0.9 million, a net increase in long-term debt of $42.7 million and a net decrease in shareholders' equity of $7.3 million.

YEAR ENDED DECEMBER 31, 2000

         The pro forma statement previously filed in the Company's Form 8-K dated March 27, 2001 for the year ended December 31, 2000 does not include the impact of the March Debt Issuance and the September Debt Offering. The impact on the pro forma statement of the September Debt Offering, assuming
(a) an offering price of 101.50% of the principal amount of the notes; (b) the Company retires all of the 10 1/8% Notes; and (c) the Company repays the revolving credit facility with the net proceeds of the September Debt Offering, would be a decrease in interest expense and net loss before extraordinary item of $0.7 million and $0.4 million, respectively.

         In addition, the Company would record, in the quarter in which the tender offer and consent solicitation was completed, an extraordinary charge of $7.3 million (after a tax benefit of approximately $5.0 million) from the early retirement of debt. This pretax extraordinary charge of $12.3 million would consist of a redemption premium of $8.6 million and a write-off of deferred financing costs related to the 10 1/8% Notes of $3.3 million, and $0.4 million of transaction costs.

         The cumulative pro forma impact of the Company's March Debt Issuance and the September Debt Offering, assuming (a) the Company retires all of the 10 1/8% Notes at a price of 105.24%; (b) an offering price of 101.50% of the principal amount of the notes issued in connection with the September Debt Offering; (c) the Company's redemption of all 11 1/8% Notes; and (d) the Company repays the revolving credit facility with the net proceeds of the March Debt Issuance, the impact on the pro forma statement for the year ended December 31, 2000 would be an increase in interest expense and net loss before extraordinary item of $3.5 million and $2.1 million, respectively.

(c)  Exhibits.

EXHIBIT NO.     ITEM

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   4.1          Subordinated Indenture, dated as of April 3, 2001, among the
                Company, the Guarantors named therein and the Bank of New York, as trustee (filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

   4.2 First Supplemental Indenture, dated as of April 3, 2001, among the Company, the Guarantors named therein and the Bank of New York, as trustee (filed as Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31,
                2001).

   10 Underwriting Agreement, dated September 6, 2001, by and between the Company, certain of the Company's subsidiaries, Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, William Blair & Company, L.L.C., First Union Securities, Inc., and JPMorgan Securities Inc.

   12           Statement Regarding Computation of Ratios of Earnings to Fixed
                Charges.

   99.1 The Company's press release, dated September 4, 2001, regarding proposed public debt offering.

   99.2 The Company's press release, dated September 4, 2001, regarding tender offer and consent solicitation relating to the 10 1/8% Notes.

   99.3 The Company's press release, dated September 6, 2001, regarding the pricing of the public debt offering.

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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   IRON MOUNTAIN INCORPORATED

                                   (Registrant)

Date: September 6, 2001


                                       By: /s/ John F. Kenny, Jr.
                                       Name:  John F. Kenny, Jr.
                                       Title: Executive Vice President
                                              and Chief Financial Officer